UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2022

Kemper Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 E. Randolph Street, Suite 3300, Chicago, IL 60601

(Address of principal executive offices, including zip code)

312-661-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	KMPR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On February 23, 2022 (the “Closing Date”), Kemper Corporation (the “Company”) issued $400 million aggregate principal amount of 3.800% Senior Notes due 2032 (the “Notes”).

The Notes were issued under an indenture, dated as of the Closing Date (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of the Closing Date (the “Supplemental Indenture”), between the Company and the Trustee.

The Notes bear interest at an annual rate of 3.800%, payable semi-annually in arrears on February 23 and August 23 of each year, beginning on August 23, 2022. The Notes will mature on February 23, 2032.

The above description of the Indenture, the Supplemental Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of such documents. The Indenture and the Supplemental Indenture (including the form of the Notes) are incorporated by reference as Exhibits 4.1 and 4.2, respectively, to this report and incorporated in this Item 1.01 by reference.

The Company has entered, and from time to time may continue to enter, into banking or other relationships with U.S. Bank Trust Company, National Association or its affiliates for which they have received and will receive customary fees and expense reimbursements. U.S. Bank National Association is a lender under the Company’s revolving credit agreement.

The offering of the Notes was registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 which became automatically effective upon filing with Securities and Exchange Commission on February 14, 2020 (File No. 333-236429).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 with respect to the Company’s issuance of the Notes is incorporated by reference herein.

Item 8.01	Other Events.

On February 23, 2022, the Company caused to be delivered to the holders of the 5.000% senior notes due 2022 (the “2022 Notes”) of Infinity Property and Casualty Corporation, a wholly-owned subsidiary of the Company (“Infinity”), a notice of redemption relating to the full redemption of all the issued and outstanding 2022 Notes. The redemption is expected to occur on March 25, 2022 (the “Redemption Date”).

The 2022 Notes were issued under a base indenture, dated as of August 6, 2010, between Infinity and U.S. Bank National Association, as trustee (the “2022 Notes Trustee”), as supplemented by the first supplemental indenture, dated as of September 17, 2012, by and between Infinity and the 2022 Notes Trustee (as further amended, restated, supplemented or otherwise modified prior to the date hereof), and such 2022 Notes were guaranteed by the Company in connection with its acquisition of Infinity, as evidenced by a guarantee, dated November 30, 2018.

The redemption price for the 2022 Notes shall be equal to the greater of (i) 100% of the principal amount of the 2022 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2022 Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate plus 50 basis points; plus, in each case, any accrued and unpaid interest thereon to the Redemption Date.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of September 29, 2020, by and between the Company and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, dated September 29, 2020).

4.2	Second Supplemental Indenture, dated as of February 23, 2022, by and between the Company and U.S. Bank Trust Company, National Association.

4.3	Form of Note (included in Exhibit 4.2)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEMPER CORPORATION

Date: February 23, 2022	/s/ C. Thomas Evans, Jr.
	Name:	C. Thomas Evans, Jr.
	Title:	Executive Vice President, Secretary & General Counsel